UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

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Sprout Social, Inc.
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SPROUT SOCIAL, INC.
131 SOUTH DEARBORN STREET, SUITE 700
CHICAGO, ILLINOIS 60603
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held at 9:00 a.m. Central Time on Wednesday, May 27, 2020 via live audio webcast at https://www.virtualshareholdermeeting.com/SPT2020.
Dear Stockholders of Sprout Social, Inc.:
The 2020 annual meeting of stockholders (the “Annual Meeting”) of Sprout Social, Inc., a Delaware corporation (referred to herein as “Sprout Social,” “we,” “us” or the “Company”), will be held virtually on Wednesday, May 27, 2020 at 9:00 a.m. Central Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast at https://www.virtualshareholdermeeting.com/SPT2020. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and Sprout Social. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, please follow the instructions in “Questions and Answers About the Proxy Materials and Our Annual Meeting; What do I need to do to attend the Annual Meeting virtually?”
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two Class I directors to serve until our 2023 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on March 30, 2020 as the record date (the “Record Date”) for the Annual Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
On or about April 16, 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report, including how to receive a paper copy of these materials by mail. The proxy statement and our annual report can be accessed directly at https://www.proxyvote.com. You will be asked to enter the 16-digit control number located on your proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote in advance via the Internet, telephone or mail. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote during the meeting, you must follow the instructions from your broker, bank or other nominee.

We appreciate your continued support of Sprout Social.

By order of the Board of Directors,

Justyn Howard
President, Chief Executive Officer and Board Member
Chicago, Illinois
April 16, 2020

i

SPROUT SOCIAL, INC.
PROXY STATEMENT
FOR 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Central Time on Wednesday, May 27, 2020
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2020 annual meeting of stockholders of Sprout Social, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, May 27, 2020 at 9:00 a.m. Central Time.
The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast. You will be able to virtually attend and listen to the Annual Meeting live, submit questions and vote your shares electronically at the Annual Meeting. In order to virtually attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting; What do I need to do to attend the Annual Meeting virtually?”
The Notice containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 16, 2020 to all stockholders entitled to vote at the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You are encouraged to read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Why are you holding a virtual Annual Meeting?
Our Annual Meeting will be conducted via live audio webcast and online stockholder tools. We are excited to be using the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. We believe this is the right choice for a company with a global reach and worldwide stockholder base. In addition to supporting the health and well-being of our stockholders and other meeting participants during the coronavirus (COVID-19) pandemic, we also believe a virtual annual meeting allows more stockholders (regardless of physical location, size or resources) to have direct access to information in real time, while saving the Company and our stockholders time and money, especially as physical attendance at stockholder meetings generally has dwindled. In addition to reducing the environmental impact of our Annual Meeting, we also believe that the online tools we have selected will increase stockholder communication and overall participation. We remain very conscious to any concerns that virtual meetings may diminish stockholder voice or reduce accountability. Accordingly, we have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors and management. We plan to answer questions that comply with the meeting rules of conduct as they come in and address those asked in advance as time permits. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. A replay and a written transcript of the meeting will be made publicly available on our investor relations site.

What matters am I voting on and how does the board of directors recommend that I vote?

PROPOSAL	SPROUT SOCIAL BOARD OF DIRECTORS VOTING RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
PROPOSAL NO. 1 The election of two Class I directors to serve until our 2023 annual meeting of stockholders and until their successors are duly elected and qualified.	FOR each nominee	19
PROPOSAL NO. 2 Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.	FOR	20
Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. You may be asked to consider any other business that properly comes before the Annual Meeting.
Who is entitled to vote?
Holders of our Class A common stock and Class B common stock as of the close of business on March 30, 2020, the date our board of directors has set as the record date (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 40,404,324 shares of our Class A common stock outstanding and 9,945,952 shares of our Class B Common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B Common Stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.” We do not have cumulative voting rights for the election of directors.
Stockholders of Record: Shares Registered in Your Name
If shares of our common stock are registered directly in your name with our transfer agent or with our equity award management system (Shareworks), then you are considered to be the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy and indicate your voting choices directly to the individuals listed on the proxy card or to vote virtually at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders
If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares in the manner provided in the voting instructions you receive from your broker, bank or other nominee. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Street name stockholders are also invited to virtually attend the Annual Meeting. However, because a street name stockholder is not the stockholder of record, you may not vote your shares of our common stock virtually at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

Both stockholders of record and street name stockholders will be able to virtually attend the Annual Meeting via live audio webcast, submit questions during the meeting and vote their shares electronically at the Annual Meeting. For more information on how to virtually attend the Annual Meeting, please see the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting; What do I need to do to attend the Annual Meeting virtually?”
How many votes are needed for approval of each proposal?

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTIONS AND BROKER NON-VOTES
PROPOSAL NO. 1 The election of two Class I directors to serve until our 2023 annual meeting of stockholders and until their successors are duly elected and qualified.
Our amended and restated Bylaws (“Bylaws”) state that to be elected, a nominee must receive a plurality of the votes of the shares present or represented by proxy and entitled to vote on the election of directors. “Plurality” means that the two individuals who receive the largest number of votes cast “FOR” by the stockholders entitled to vote are elected as directors. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

PROPOSAL NO. 2 Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.
For this proposal to be approved, it must receive more votes “FOR” than “AGAINST” the proposal. Abstentions will have no effect on the outcome of this proposal. We do not anticipate broker non-votes on this proposal.

Voting results will be tabulated and certified by the inspector of election appointed for the Annual Meeting.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting and conduct business under our Bylaws and Delaware law. The presence, including by proxy, of the holders of a majority in voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, against votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:

•
By Internet before the annual meeting at https://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 26, 2020 (have your Notice or proxy card in hand when you visit the website);

•	By toll-free telephone at 1-800-690-6903 (have your Notice or proxy card in hand when you call) until 11:59 p.m. Eastern Time on May 26, 2020;

•	By completing and mailing your proxy card (if you received printed proxy materials) to be received prior to the Annual Meeting; or

•
By attending the virtual meeting by visiting https://www.virtualshareholdermeeting.com/SPT2020, where you may vote. Please have your Notice or proxy card in hand when you visit the website. For more information on how to attend and vote at the Annual Meeting, please see the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting; What do I need to do to attend the Annual Meeting virtually?”

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. As discussed above, if you are a street name stockholder, you may not vote your shares electronically at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What do I need to do to attend the Annual Meeting virtually?
Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting by visiting https://www.virtualshareholdermeeting.com/SPT2020; provided that if you are a street name stockholder, you may not vote your shares electronically at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card.
The Annual Meeting live audio webcast will begin promptly at 9:00 a.m. Central Time on Wednesday, May 27, 2020. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Central Time, and you should allow ample time for the check-in procedures.
What if I have technical difficulties during the check-in time or during the Annual Meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at https://www.virtualshareholdermeeting.com/SPT2020. Please be sure to check in by 8:45 a.m. Central Time on May 27, 2020, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	completing and returning a later-dated proxy card;

•	notifying the Secretary of Sprout Social, Inc., in writing, at Sprout Social, Inc., 131 South Dearborn Street, Suite 700, Chicago, Illinois 60603; or

•	virtually attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Justyn Howard (our President and Chief Executive Officer), Joe Del Preto (our Chief Financial Officer and Treasurer) and Heidi Jonas (our General Counsel and Secretary) have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 16, 2020 to all stockholders entitled to vote at the Annual Meeting.
Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and the costs of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks and other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my broker, bank or other nominee vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020. Your broker, bank or other nominee will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you. If the broker, bank or other nominee that holds your shares in “street name” returns a proxy card without voting on a non-routine proposal because it did not receive voting instructions from you on that proposal, this is referred to as a “broker non-vote.” “Broker non-votes” are considered in determining whether a quorum exists at the Annual Meeting. The effect of broker non-votes on the outcome of each proposal to be voted on at the Annual Meeting is explained above.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2021 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 17, 2020. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Sprout Social, Inc.
Attention: Secretary
131 South Dearborn Street, Suite 700
Chicago, Illinois 60603
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, such nomination shall be disregarded and we are not required to present the proposal for a vote at such annual meeting.
Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that for business to be properly brought before an annual meeting by a stockholder, the business (i) must constitute a proper matter for stockholder action and (ii) must be properly brought before the meeting by a stockholder who was a stockholder of record at the time of the notice given and at the time of the annual meeting and who is entitled to vote at the meeting. The stockholder must provide timely written notice to our Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2021 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than January 27, 2021; and

•	not later than February 26, 2021.
In the event that we hold our 2021 annual meeting of stockholders more than 30 days before or more than 70 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no later than:

•	the 90th day prior to our 2021 annual meeting of stockholders; or, if later

•	the 10th day following the day on which public announcement of the date of the 2021 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, such nomination shall be disregarded and we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
Our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. The stockholder must also give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement. For additional information regarding stockholder recommendations for director candidates, please see “Board of Directors and Corporate Governance; Stockholder Recommendations and Nominations to the Board of Directors.”

You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
Availability of Bylaws
A copy of our Bylaws is available via the SEC’s website at https://www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
What does being an “emerging growth company” mean?
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. These provisions include:

•	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

•
an exemption from compliance with any requirement that the Public Company Accounting Oversight Board (the “PCAOB”) may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure about our executive compensation arrangements;

•	extended transition periods for complying with new or revised accounting standards; and

•	exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangement.
We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering. We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. As mentioned above, the JOBS Act permits an emerging growth company like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. While we have elected to use this extended transition period, to date we have not delayed the adoption of any applicable accounting standards. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which is currently composed of six members. All of our directors, other than Justyn Howard, our President and Chief Executive Officer, and Aaron Rankin, our Chief Technology Officer, are independent within the meaning of the listing standards of the Nasdaq Capital Market (“Nasdaq”). Our board of directors is divided into three classes of directors each serving a staggered three-year term. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of March 30, 2020, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors. Full biographical information is below.

	CLASS	AGE	POSITION	DIRECTOR SINCE	CURRENT TERM EXPIRES	EXPIRATION OF TERM FOR WHICH NOMINATED	INDEPENDENT	AUDIT COMMITTEE	COMP. COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Directors with Terms expiring at the Annual Meeting/Nominees
Peter Barris	I	68	Director	2011	2020	2023	X
Karen Walker	I	58	Director	2019	2020	2023	X
Continuing Directors
Justyn Howard	II	40	President, Chief Executive Officer and Director	2010	2021	—
Aaron Rankin	III	37	Chief Technology Officer and Director	2010	2022	—
Steven Collins	III	55	Director	2019	2022	—	X
Jason Kreuziger	II	40	Director	2016	2021	—	X
_______________
Legend:    Chair |    Member |    Audit committee financial expert

Considerations in Evaluating Director Nominees
The nominating and corporate governance committee, in recommending director candidates for election to the board of directors, and the board of directors, in nominating director candidates, considers candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments.
In evaluating director candidates, the nominating and corporate governance committee and the board of directors may also consider the following criteria as well as any other factor that they deem to be relevant:

•	the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	the candidate’s experience as a board member of another publicly held company;

•	the candidate’s professional and academic experience relevant to the Company’s industry;

•	the strength of the candidate’s leadership skills;

•	the candidate’s experience in finance and accounting and/or executive compensation practices;

•	whether the candidate has the time required for preparation, participation and attendance at board of directors meetings and committee meetings, if applicable; and

•	the candidate’s geographic background, gender, age and ethnicity.
In addition, the board of directors will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. The board of directors monitors the mix of specific experience, qualifications and skills of its directors in order to assure that it, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

Nominees for Director
PETER BARRIS
Retired General Partner of New Enterprise Associates, Inc. and Chairman of the NEA Advisory Board
Director since 2011
Age 68
Committees: Audit Committee, Nominating and Corporate Governance Committee
Peter Barris has served as a member of our board of directors since February 2011. Mr. Barris joined New Enterprise Associates, Inc. (“NEA”), where he specialized in information technology investing, in 1992 and retired at the end of 2019. Prior to his retirement, Mr. Barris held several roles at NEA, including Managing General Partner of NEA. Mr. Barris is currently the Chairman of the NEA Advisory Board. Mr. Barris has served on the board of directors of Groupon, Inc. (Nasdaq:GRPN) since January 2008 and also serves on the board of directors of several private companies, including Berkshire Grey, Inc., Catalytic, Inc., NextNav Holdings, LLC, Tamr, Inc., Tempus Labs, Inc., ThreatQuotient, Inc., Upskill, Inc. and ZeroFox, Inc. In addition, Mr. Barris is a Vice Chairman of the Board of Trustees of Northwestern University and in December 2014 Mr. Barris was elected to the Washington Business Hall of Fame.
Mr. Barris holds a Bachelor’s degree in Electrical Engineering from Northwestern University and a Master’s degree in Business Administration from the Tuck School of Business at Dartmouth University. Mr. Barris brings to our board of directors a sophisticated knowledge of information technology companies that includes investments in over twenty-five information technology companies that have completed public offerings or successful mergers as well as experience serving as a director of several public companies. We believe that Mr. Barris is qualified to serve on our board of directors because he has more than twenty years of experience in finance and has served on other public company boards of directors.
KAREN WALKER
Senior Vice President and Chief Marketing Officer of Intel Corporation
Director since 2019
Age 58
Committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee (Chair)
Karen Walker has served as a member of our board of directors since August 2019. Since September 2019, Ms. Walker has served as the Senior Vice President and Chief Marketing Officer of Intel Corporation. From 2009 until July 2019, Ms. Walker was employed by Cisco Systems, Inc., or Cisco, where her last position was Senior Vice President and Chief Marketing Officer. Ms. Walker was recognized by Forbes as being one of the Top 10 World’s Most Influential CMOs (2017, 2019). Cisco was also recognized as having an award-winning Digital Marketing

Foundation by Oracle and Martech. Prior to joining Cisco, Ms. Walker worked at Hewlett-Packard as Vice President of Strategy and Marketing for both the Consumer Digital Entertainment and Personal Systems groups. Ms. Walker currently serves as a member of the board of directors of Eli Lilly and Company (NYSE:LLY), a global healthcare and pharmaceutical company, where she serves on the Audit Committee and Public Policy and Risk Committee. Ms. Walker is a board member of the Association of National Advertisers, the industry-leading marketing professionals association, and the Salvation Army Advisory Board of Silicon Valley.
Ms. Walker holds a Bachelor’s degree with joint honors in chemistry and business studies from Loughborough University in England. We believe that Ms. Walker is qualified to serve on our board of directors because of her extensive experience in the information technology industry and her business expertise in marketing and digital experience.

Continuing Directors
JUSTYN HOWARD
Co-Founder, President and Chief Executive Officer of Sprout Social, Inc.
Director since 2010
Age 40
Committees: None
Justyn Howard. Mr. Howard co-founded Sprout Social and has served as our President and Chief Executive Officer and as a member of our board of directors since April 2010. Mr. Howard has won a number of awards and honors as our Chief Executive Officer, including recognition in Glassdoor’s “Highest Rated CEOs” in 2019, 2018 and 2017 for U.S. companies with less than 1,000 employees, winning Built in Chicago’s Moxie Awards CEO of the Year for 2017, and Crain’s Chicago 40 under 40 in the class of 2014. Prior to founding Sprout Social, Mr. Howard held Enterprise Sales roles for Saas Learning Management provider Learn.com. As our founding CEO, our board of directors believes that Mr. Howard’s in-depth knowledge and leadership provide him with the qualifications and skills to serve on our board of directors.
AARON RANKIN
Co-Founder and Chief Technology Officer of Sprout Social, Inc.
Director since 2010
Age 37
Committees: None
Aaron Rankin. Mr. Rankin co-founded Sprout Social and has served as our Chief Technology Officer and as a member of our board of directors since April 2010. Prior to founding Sprout Social, Mr. Rankin was a software engineer at Endeca Technologies, Inc. from August 2006 until February 2010 and was an IT Architect at IBM Corporation from August 2004 until August 2006.
Mr. Rankin holds Bachelor’s and Master’s degrees in Information Systems from Carnegie Mellon University. Our board of directors believes that Mr. Rankin’s in-depth knowledge of our business from serving as one of our founders and as Chief Technology Officer provides him with the qualifications and skills to serve on our board of directors.

STEVEN COLLINS
Former Senior Vice President and Chief Financial Officer of NAVTEQ Corporation
Director since 2019
Age 55
Committees: Audit Committee (Chair), Compensation Committee
Steven Collins has served as a member of our board of directors since August 2019. From June 2011 to February 2014, Mr. Collins served as the Executive Vice President and Chief Financial Officer of ExactTarget, Inc., a cross-channel digital marketing company that was acquired by Salesforce.com, Inc. Prior to that, Mr. Collins held the position of Senior Vice President and Chief Financial Officer of NAVTEQ Corporation, a digital mapping company. Mr. Collins was with NAVTEQ Corporation from 2003 through 2011 and served as the Vice President of Finance and the Senior Vice President of Finance & Accounting prior to being named Chief Financial Officer. Mr. Collins currently serves on the board of directors of several privately held software companies.
Mr. Collins holds a Bachelor’s degree in Industrial Engineering from Iowa State University and a Master’s degree in Business Administration from the Wharton School of the University of Pennsylvania. Mr. Collins is also a Certified Public Accountant. We believe that Mr. Collins is qualified to serve on our board of directors because of his extensive finance and software industry experience as well as his strong business acumen and leadership skills.
JASON KREUZIGER
Managing Director, Goldman Sachs & Co. LLC
Director since 2016
Age 40
Committees: Compensation Committee (Chair)
Jason Kreuziger has served as a member of our board of directors since February 2016. Since 2014, Mr. Kreuziger has been employed by Goldman Sachs & Co. LLC, and currently serves as a Managing Director in the Growth Equity Investing Group of the Merchant Banking Division at Goldman Sachs. As part of the Growth Equity Investing Group, Mr. Kreuziger focuses on the software, technology-enabled business services and healthcare information technology sectors. He first joined Goldman Sachs in 2008, returning in 2014. Prior to working at Goldman Sachs, Mr. Kreuziger was a member of the private equity investment team at Summit Partners and an investment banker at the Royal Bank of Canada. Mr. Kreuziger serves on the boards of Llamasoft, Inc., Moogsoft Inc. and TraceLink Inc.
Mr. Kreuziger is a CFA® charterholder and holds a Bachelor’s degree in Business Administration from the University of Wisconsin—Madison and a Master’s degree in Business Administration from Harvard Business School. We believe that Mr. Kreuziger is qualified to serve on our board of directors due to his experience in the finance industry.

Board Leadership Structure
We believe that the structure of our board of directors and its committees provides strong overall management of our Company. In accordance with our corporate governance guidelines, a copy of which is posted in the Corporate Governance section of our website at https://investors.sproutsocial.com, our board of directors does not currently have a policy as to whether the offices of the Chair of the Board and Chief Executive Officer should be separate. Our board of directors, in consultation with our nominating and corporate governance committee, believes that it should have the flexibility to make this determination as circumstances require, and in a manner that it believes is best to provide appropriate leadership. Pursuant to our corporate governance guidelines, from time to time, our board of directors may determine that the board of directors should have a lead director who may perform such additional duties as our board of directors may otherwise determine and delegate. Our nominating and corporate governance committee will periodically consider our board of directors’ leadership structure and make recommendations to change the structure as it deems appropriate.

Currently, Mr. Howard serves as our Chair of the Board and Chief Executive Officer and we do not have a lead independent director. As a co-founder of our Company, Mr. Howard is best positioned to identify strategic priorities, lead critical discussion and execute our business plans. The board of directors believes that this overall structure meets the current corporate governance needs and oversight responsibilities of the board of directors. Moreover, each of the directors, other than Messrs. Howard and Rankin, are independent. Mr. Howard and Mr. Rankin do not serve on any committees of the board of directors. The board of directors believes that the independent directors provide effective oversight of management.
We entered into an amendment to our Sixth Amended and Restated Voting Agreement in November 2019 (as amended, the “Voting Agreement”), that went into effect upon the effectiveness of our registration statement in connection with our initial public offering of our Class A common stock (the “IPO”), with certain of our stockholders, including entities affiliated with the Goldman Sachs Group, Inc. (“Goldman Sachs”). Pursuant to the Voting Agreement, we shall nominate a designee of Goldman Sachs (the “Goldman Sachs Designee”) for election to our board of directors as a Class II director so long as Goldman Sachs has not, in the aggregate, transferred more than 80% of its ownership interest in Sprout Social, measured as of December 12, 2019. In addition, subject to the foregoing ownership interest requirement, we shall nominate the Goldman Sachs Designee to the compensation committee of our board of directors. The Goldman Sachs Designee is currently Jason Kreuziger. See “Related Person Transactions; Sixth Amended and Restated Voting Agreement.”

Board Meetings and Committees
We have an active and engaged board of directors that is committed to fulfilling its fiduciary duty to act in good faith in the best interests of our Company and all of our stockholders. During our fiscal year ended December 31, 2019, our board of directors held six meetings (including regularly scheduled and special meetings) and each director attended at least 75% of the (i) total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served (to the extent our committees held any meetings during our fiscal year ended December 31, 2019). We became a public company in December 2019 and did not have an annual meeting of our stockholders in 2019.
Under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the board and all committees on which the director sits. A director who is unable to attend a meeting of the board of directors or a committee is expected to notify the Chair of the board or the chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting.
In connection with our IPO, our board of directors established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors. In light of the formation of these committees in connection with our IPO in December 2019, these committees did not hold any meetings during our fiscal year ended December 31, 2019.
Audit Committee
Our audit committee consists of Messrs. Barris and Collins and Ms. Walker, each of whom meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. Our board of directors has also affirmatively determined that Mr. Collins and Ms. Walker each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 and Nasdaq rules. Given Mr. Barris’ affiliation with NEA, including his role as Retired General Partner, our board of directors has determined that Mr. Barris is not independent within the meaning of Rule 10A-3 of the Exchange Act. Nasdaq and the SEC rules require that our audit committee be composed of at least three members, subject to certain permitted phase-in rules for newly public companies. We are currently in compliance with these “phase-in” provisions, with two of the three members of our audit committee satisfying the applicable independence requirements and we intend for all members of the audit committee to meet the required independence standards within one year of the effectiveness of our IPO

(December 12, 2020). Each member of our committee meets the financial literacy requirements under Nasdaq listing standards. Mr. Collins is the chair of our audit committee and an “audit committee financial expert” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act. Our audit committee is responsible for, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm its independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
The audit committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available on our website at https://investors.sproutsocial.com.
Compensation Committee
Our compensation committee consist of Messrs. Collins and Kreuziger and Ms. Walker, each of whom meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. In addition, our board of directors has determined that Mr. Collins and Ms. Walker are also “non-employee directors” as defined pursuant to Rule 16b-3 of the Exchange Act. Mr. Kreuziger is the chair of our compensation committee. Our compensation committee is responsible for, among other things:

•	reviewing and approving the compensation of our directors, President and Chief Executive Officer and other executive officers;

•	reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and

•	appointing and overseeing any compensation consultants.
The compensation committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available on our website at https://investors.sproutsocial.com.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Mr. Barris and Ms. Walker, each of whom meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. Ms. Walker is the chair of our nominating and corporate governance committee. The nominating and corporate governance committee is responsible for, among other things:

•	identifying qualified individuals to serve as members of our board of directors;

•	reviewing the structure and membership of our board of directors and its committees;

•	reviewing our corporate governance guidelines; and

•	overseeing self-evaluations of our board of directors and management.
The nominating and corporate governance committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available on our website at https://www.sproutsocial.com.
Board and Committee Performance Evaluations
Our board of directors and each of its committees will conduct periodic self-evaluations to determine whether they are functioning effectively and whether any changes are necessary to improve their performance. The nominating and corporate governance committee is responsible for overseeing such periodic self-evaluations.

Compensation Committee Interlocks and Inside Participation
None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Stockholder Recommendations and Nominations to the Board of Directors
Our Bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. To provide timely notice of a nomination at an annual meeting, a stockholder’s notice must generally be received in writing by the Secretary at our principal executive offices with such notice being served not less than 90 nor more than 120 days before the anniversary of the preceding year’s annual meeting (which, for purposes of our first annual meeting, is deemed to have occurred on May 15, 2019, in accordance with our Bylaws). To be considered timely notice of a nomination at a special meeting, a stockholder’s notice must generally be received not more than 120 days prior to the special meeting nor later than the close of business on the later of (i) the 90th day prior to the special meeting and (ii) the 10th day following the day on which public announcement of the date of the special meeting of stockholders is first made.
With respect to director nominees, submissions must, among other requirements, include (i) such individual’s name, age and business address, (ii) such individual’s principal occupation or employment, (iii) the class(es) and number of shares of common stock directly or indirectly beneficially owned by such individual, (iv) any other information that must be disclosed pursuant to Regulation 14A under the Exchange Act and (v) any other information required under our Bylaws.
Although our Bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting (although our board of directors does have the power to determine whether any such nomination has been made in accordance with our Bylaws), our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company. Furthermore, our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees.
Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing at Sprout Social, Inc., 131 South Dearborn Street, Suite 700, Chicago, Illinois 60603. Such recommendations must include all of the information required by our Bylaws. For more information, see the section above titled “Questions and Answers About the Proxy Materials and Our Annual Meeting; What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”

Communications with the Board of Directors
Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, as applicable, and mailing the correspondence to our Secretary at Sprout Social, Inc., 131 South Dearborn Street, Suite 700, Chicago, Illinois 60603.
Each communication should set forth (i) the name and address of the stockholder, as it appears in our records, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.
Our Secretary, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chair of our board of directors.

Corporate Governance Overview
We regularly monitor developments and trends in the area of corporate governance and review our processes and procedures in light of such developments. As part of those efforts, we review federal and state laws affecting corporate governance, as well as rules adopted by the SEC and Nasdaq and we consider industry best practices for corporate governance. We believe that we have in place corporate governance procedures and practices that are designed to enhance our stockholders’ interests.

Corporate Governance Guidelines and Code of Ethics and Conduct Policy
Our board of directors has adopted our Corporate Governance Guidelines that address items such as:

•	director qualifications and criteria;

•	director orientation and continuing education;

•	service on other boards;

•	independence and separate sessions of independent directors;

•	the potential for a lead director;

•	board access to senior management and independent advisors;

•	succession planning;

•	board of director committees; and

•	board of directors meetings.
In addition, our board of directors has adopted our Code of Ethics and Conduct Policy which applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers, that addresses items such as:

•	conflicts of interest;

•	disclosures;

•	compliance with laws, rules and regulations;

•	insider trading;

•	reporting, accountability and enforcement;

•	corporate opportunities;

•	confidentiality and protection and proper use of Company assets;

•	fair dealing;

•	corporate loans and guarantees;

•	gifts and favors and personal investments;

•	retaliation, discrimination and harassment;

•	political contributions; and

•	personal conduct and social media.
The full text of our Corporate Governance Guidelines and our Code of Ethics and Conduct Policy is posted in the Corporate Governance section of our website at https://investors.sproutsocial.com. We will post any amendments to our Corporate Governance Guidelines, Code of Ethics and Conduct Policy and any waivers of our Code of Ethics and Conduct Policy for directors and executive officers on the same website.

Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, competitive, legal and compliance, cybersecurity, privacy, platform and product innovation and reputational. We have designed and implemented processes to manage such risks. Although management is responsible for the day-to-day risks we face, one of the key functions of our board of directors is to oversee our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us and oversees the implementation of risk mitigation strategies by management. Our board of directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. The committees of our board of directors oversee and review risks that are inherent in their respective areas of oversight. The board of directors periodically receives reports by each committee chair regarding the committee’s considerations and actions. The board of director’s allocation of risk oversight responsibility may change from time to time based on the evolving needs of the Company.
Audit Committee
Our audit committee is primarily responsible for reviewing our major financial risk exposures, our internal controls over financial reporting, our disclosure controls and procedures, related party transactions and legal and regulatory compliance, and, among other things, discusses risk assessment and risk management matters with management and our independent auditors. Our audit committee also reviews matters relating to cybersecurity and other information technology risks, controls and procedures, including those related to data privacy and network security, and any specific cybersecurity issues that could affect the adequacy of the Company’s internal controls.
Compensation Committee
Our compensation committee is primarily responsible for reviewing our risks and exposures associated with executive compensation programs and arrangements, including overall incentive and equity plans.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is primarily responsible for reviewing our risks and exposures associated with board membership, structure and function, corporate governance and overall board effectiveness.

Succession Planning
Our board of directors (or a committee delegated by our board of directors) will work on a periodic basis with our Chief Executive Officer to evaluate the Company’s succession plans for our Chief Executive Officer to ensure adequate succession plans are in place and periodically review the performance of our Chief Executive Officer.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Our board of directors is currently composed of six members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, two Class I directors will be elected for a three-year term to succeed the Class I directors whose term is then expiring. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, disqualification or removal.

Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved Mr. Barris and Ms. Walker as nominees for election as Class I directors at the Annual Meeting. If elected, Mr. Barris and Ms. Walker will serve as Class I directors until our 2023 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal. Each of the nominees is currently a director of our Company and has agreed to serve if elected. For information concerning the nominees, please see “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Mr. Barris and Ms. Walker. We expect that each of Mr. Barris and Ms. Walker will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not vote your shares on this matter.

Vote Required
Our Bylaws provide for plurality voting for the election of directors. “Plurality” means that the two individuals who receive the largest number of votes cast “FOR” by the stockholders entitled to vote are elected as directors. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Full details of our plurality voting policy for nominees are set forth in our Bylaws, which are available via the SEC’s website at https://www.sec.gov.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2020. PwC served as our independent registered public accounting firm beginning with our financial statements for the year ended December 31, 2017.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2020. Our audit committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. In order for the proposal to be approved, it must receive more votes “for” than “against” the proposal. In the event that the proposal does not receive more votes “for” than “against,” our audit committee will reconsider whether or not to retain PwC. Notwithstanding the appointment of PwC and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our Company and our stockholders. Representatives of PwC will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our Company by PwC for our fiscal years ended December 31, 2019 and 2018.

	2019	2018
	(IN THOUSANDS)
Audit Fees(1)	$1,992	$454
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees(2)	$81	$73
Total Fees	$2,073	$527
_______________

(1)
Audit Fees consist of fees for professional services rendered in connection with the audit of our annual financial statements, including audited financial statements presented in our Annual Report on Form 10-K, reviews of our unaudited quarterly financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. In fiscal year 2019, this category also includes fees for services incurred in connection with our IPO.

(2)
All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which related to research subscriptions and a readiness assessment in preparation for our initial public offering.

Auditor Independence
In our fiscal year ended December 31, 2019, there were no other professional services provided by PwC, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PwC.

Pre-Approval Policies and Procedures
Our audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm (unless such service has been preapproved) in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by PwC for our fiscal years ended December 31, 2019 and 2018 were pre-approved by our board of directors in accordance with this policy.

Vote Required
The ratification of the appointment of PwC as our independent registered public accounting firm requires more votes “FOR” than “AGAINST” the proposal. Abstentions will have no effect on the outcome of this proposal. We do not anticipate broker non-votes on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP.

REPORT OF THE AUDIT COMMITTEE
The audit committee’s general role is to assist our board of directors in monitoring our financial reporting process and related matters. The audit committee operates under a written charter approved by Sprout Social’s board of directors, which is available on Sprout Social’s website at https://investors.sproutsocial.com and contains its specific responsibilities. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with the applicable requirements for Nasdaq and the SEC rules. The audit committee will review and assess the adequacy of its charter and the audit committee’s performance on a periodic basis.
With respect to Sprout Social’s financial reporting process, Sprout Social’s management is responsible for (i) establishing and maintaining internal controls and (ii) preparing Sprout Social’s consolidated financial statements. Sprout Social’s independent registered public accounting firm, PwC, is responsible for performing an independent audit of Sprout Social’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Sprout Social’s financial statements. Those are fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and PwC;

•	discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

•
received the written disclosures and the letters from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PwC its independence.

Based on the audit committee’s review and discussions with management and PwC, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Peter Barris
Steven Collins (Chair)
Karen Walker
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of March 30, 2020. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

NAME	AGE	POSITION
Justyn Howard	40	President, Chief Executive Officer and Director
Aaron Rankin	37	Chief Technology Officer and Director
Joe Del Preto	44	Chief Financial Officer and Treasurer
Ryan Barretto	41	Senior Vice President, Global Sales
Jamie Gilpin	40	Chief Marketing Officer
Justyn Howard. Mr. Howard co-founded Sprout Social and has served as our President and Chief Executive Officer and as a member of our board of directors since April 2010. Mr. Howard has won a number of awards and honors as our Chief Executive Officer, including recognition in Glassdoor’s “Highest Rated CEOs” in 2019, 2018 and 2017 for U.S. companies with less than 1,000 employees, winning Built in Chicago’s Moxie Awards CEO of the Year for 2017, and Crain’s Chicago 40 under 40 in the class of 2014. Prior to founding Sprout Social, Mr. Howard held Enterprise Sales roles for Saas Learning Management provider Learn.com.
Aaron Rankin. Mr. Rankin co-founded Sprout Social and has served as our Chief Technology Officer and as a member of our board of directors since April 2010. Prior to founding Sprout Social, Mr. Rankin was a software engineer at Endeca Technologies, Inc. from August 2006 until February 2010 and was an IT Architect at IBM Corporation from August 2004 until August 2006. Mr. Rankin holds Bachelor’s and Master’s degrees in Information Systems from Carnegie Mellon University.
Joe Del Preto. Mr. Del Preto has served as our Chief Financial Officer and Treasurer since July 2017. Prior to joining Sprout Social, Mr. Del Preto was the Global Controller for Groupon, Inc. from September 2012 until July 2017. Prior to Groupon, Inc., Mr. Del Preto served as Vice President of Finance of Echo Global Logistics Inc., and Mr. Del Preto began his career at PricewaterhouseCoopers LLP. Mr. Del Preto holds a Bachelor’s degree in Accounting from the University of Indiana, Bloomington and is a Certified Public Accountant.
Ryan Barretto. Mr. Barretto has served as our Senior Vice President, Global Sales since July 2016. Prior to joining Sprout Social, Mr. Barretto was the Vice President of Global Sales, Pardot for Salesforce.com, Inc. from November 2014 to June 2016 and the Area Vice President, Commercial Sales for Salesforce.com, Inc. from February 2012 to October 2014. Mr. Barretto holds a Bachelor’s degree in Business Administration from Wilfrid Laurier University and a Master’s degree in International Marketing from the University of Strathclyde.
Jamie Gilpin. Ms. Gilpin has served as our Chief Marketing Officer since April 2018. Prior to joining Sprout Social, Ms. Gilpin was the Chief Marketing Officer for Envoy Global Inc. from September 2015 to April 2018. Prior to that, Ms. Gilpin held a variety of roles at CareerBuilder, LLC. Ms. Gilpin holds a Bachelor’s degree in Public Relations from Florida State University and a Master’s degree in Business Administration from the Northwestern University Kellogg School of Management.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2019, our “named executive officers” and their positions were as follows:

•	Justyn Howard, President and Chief Executive Officer;

•	Ryan Barretto, Senior Vice President, Global Sales; and

•	Joe Del Preto, Chief Financial Officer and Treasurer.

Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2019 and December 31, 2018.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
Justyn Howard, President and Chief Executive Officer	2019	316,000	107,000	9,358,043	21,400	5,295	9,807,738
	2018	300,000	75,000	—	37,500	14,838	427,338
Ryan Barretto, Senior Vice President, Global Sales	2019	350,000	—	—	270,078	4,500	624,578
	2018	350,000	—	1,391,957	152,833	4,500	1,899,290
Joe Del Preto, Chief Financial Officer and Treasurer	2019	306,875	40,000	749,000	—	4,500	1,100,475
_______________

(1)	Amounts reflect actual base salary paid to our named executive officers in 2019, including base salary increases for Messrs. Howard and Del Preto effective November 9, 2019.

(2)	Amount reflects discretionary cash incentive bonuses paid to each named executive officer with respect to 2019 pursuant to their respective employment agreements.

(3)
Amounts reflect the full grant-date fair value of restricted stock awards and restricted stock unit awards granted during 2019 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in 2019 in Note 9 to our audited consolidated financial statements included in the Company’s annual report filed on Form 10-K on February 28, 2020.

(4)
Amounts reflect performance-based cash incentive bonuses paid to each named executive officer with respect to 2019. For additional information, please see “Elements of the Company’s Executive Compensation Program: Cash Bonuses” below.

(5)
Amount for Mr. Howard reflects concierge executive health care fees paid by the Company with respect to 2019. Amounts for Mr. Barretto and Mr. Del Preto reflect matching contributions by the Company to their 401(k) plan accounts in 2019.

Elements of the Company’s Executive Compensation Program
For the year ended December 31, 2019, the compensation for each named executive officer generally consisted of a base salary, performance-based and/or discretionary cash bonuses, equity awards and a retirement plan. These elements (and the amounts of compensation and benefits under each element) were selected because we believe they are necessary to help us attract and retain executive talent, which is fundamental to our success.
During the year ended December 31, 2019, the Company engaged Radford, which is part of the Rewards Solutions practice at Aon plc, as compensation consultants to assist with its evaluation of executive and director compensation. The Company requested that Radford assist in continuing to refine the Company’s executive compensation program. Radford ultimately developed recommendations regarding executive compensation levels and types of compensation elements that were presented to the Company for its consideration. Below is a more detailed summary of the current executive compensation program as it relates to our named executive officers.
Base Salaries
The named executive officers receive a base salary to compensate them for services rendered to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Each named executive officer’s initial base salary was provided in his or her employment agreement.
In connection with our IPO, we increased Messrs. Howard and Del Preto’s base salaries to $428,000 and $355,000, respectively, effective November 9, 2019.
The actual salaries paid to each named executive officer for 2019 are set forth above in the Summary Compensation Table in the column entitled “Salary.”
Cash Bonuses
We pay performance-based cash incentive awards to our named executive officers based on their achievement of certain performance objectives specified for such named executive officer as well as certain discretionary cash incentive bonuses described below.
Pursuant to his employment agreement, with respect to the fiscal year 2019, Mr. Howard was entitled to earn an annual performance-based cash incentive bonus with a target opportunity equal to 25% of his annual base salary as well as an annual discretionary cash incentive bonus with a target opportunity equal to 25% of his annual base salary. In 2019, Mr. Howard’s bonus was determined based on the achievement of Company performance measures of ARR Growth (weighted at 40% of the award), Revenue (weighted at 40% of the award) and EBITDA (weighted at 20% of the award). Based on the foregoing, Mr. Howard received a performance-based cash bonus in the amount of $21,400 in 2019. In 2019, Mr. Howard also received a discretionary cash incentive award in the amount of $107,000 due to, among other factors, the successful completion of our IPO.
For purposes of Mr. Howard’s goals described above, we define “ARR Growth” as the change in the value of the contracted recurring revenue components of term subscriptions normalized to a one year period from year over year; “EBITDA” as the net income (loss) before interest, taxes, depreciation and amortization of the Company on a consolidated basis, each as calculated in accordance with GAAP and as stated in our financial statements; and “Revenue” as the GAAP measure used by the Company and as stated in our financial statements.
Pursuant to his employment agreement, with respect to fiscal year 2019, Mr. Barretto was entitled to a cash performance-based bonus with an annual minimum aggregate target bonus equal to 100% of Mr. Barretto’s base salary. On an aggregate basis, Mr. Barretto’s achievement of his monthly run rate and retention goals established by the Company for 2019 resulted in a payout of approximately 77.2% of the target level of his performance-based cash incentive award.
Pursuant to his employment agreement, Mr. Del Preto was entitled to earn a discretionary cash performance bonus of up to $40,000 annually. With respect to 2019, Mr. Del Preto received his full bonus of $40,000 due to, among other factors, the successful completion of our IPO.

In February 2020, we entered into an amended and restated employment agreement with Mr. Del Preto, which provided that Mr. Del Preto would be eligible to earn an annual performance bonus with a target opportunity equal to 30% of Mr. Del Preto’s base salary.
Effective in 2020, we intend to approve a cash incentive program pursuant to which certain of our executives, including our named executive officers, will be eligible to receive performance-based cash bonuses based on the achievement of certain Company and individual performance metrics. With respect to 2020, the target incentive opportunities for Messrs. Howard, Barretto, and Del Preto, as provided for in their respective amended and restated employment agreements, will be 75%, 100% and 30%, respectively, of their respective base salaries. We expect that the compensation committee will determine the performance criteria for these annual cash incentive bonuses and review and determine bonus amounts going forward.
The actual performance-based cash incentive bonuses awarded to Mr. Howard and Mr. Barretto for 2019 are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation” and the actual discretionary cash incentive bonuses awarded to Mr. Howard and Mr. Del Preto for 2019 are set forth in the Summary Compensation Table in the column entitled “Bonus.”
Equity Compensation
In connection with our IPO, we adopted two new equity incentive plans, our 2019 Incentive Award Plan, or the 2019 Plan, pursuant to which our employees, including our named executive officers, are eligible to receive equity incentive awards covering our Class A common stock and our 2019 Class B Incentive Award Plan, or Class B Plan, pursuant to which Mr. Howard is eligible to receive certain awards covering our Class B common stock pursuant to his employment agreement, as described below. We continue to maintain our Sprout Social, Inc. 2016 Stock Plan, as amended, or the 2016 Plan as well, although no further grants will be authorized under the 2016 Plan following the effectiveness of the 2019 Plan.
Pursuant to Mr. Howard’s employment agreement, we granted 434,436 shares of fully vested restricted Class A common stock to Mr. Howard under the 2016 Plan on June 9, 2019, in connection with the Company’s achievement of an annualized run rate of $100,000,000 on May 31, 2019. In addition, pursuant to Mr. Howard’s employment agreement, Mr. Howard is entitled to receive awards of fully vested restricted stock units with respect to shares of our Class B common stock under our Class B Plan, covering up to 1.0% of our fully diluted common equity (determined as of the date of our IPO and including all shares reserved for issuance under the 2016 Plan and the 2019 Plan, but excluding the shares of Class A common stock sold in our IPO) following the consummation of our IPO, depending on the valuation of the Company in connection with the IPO and the achievement of market capitalization thresholds thereafter, which we refer to as the Howard IPO Award. If the valuation of the Company (calculated based on the closing price of the Company’s Class A common stock on its first trading day) was (i) between $750,000,000 and $999,999,999, the initial grant under the Howard IPO Award would be equal to 0.5% of our outstanding fully diluted common equity; (ii) at least $1,000,000,000 but less than $2,000,000,000, the initial grant under the Howard IPO Award would be equal 0.75% of our fully diluted common equity; and (iii) at least $2,000,000,000, the initial grant under the Howard IPO Award would be equal to 1.0% of our outstanding fully diluted common equity. No initial grant under the Howard IPO Award would be made as a result of our IPO if the valuation of the Company calculated as described above was below $750,000,000. Notwithstanding the foregoing, if during the twenty-four month period immediately following the effectiveness of the IPO, the Company achieves a “market cap threshold” (calculated based on the 30-day average of the product of the closing price per share of the Class A common stock on a trading day and the number of shares outstanding on such trading day using the treasury stock method) of $750,000,000 or greater, Mr. Howard will receive RSU awards under our Class B Plan equal to: (i) 0.5% of our fully diluted common equity upon the Company’s achievement of a market cap threshold of $750,000,000; (ii) 0.25% of our fully diluted common equity upon the Company’s achievement of a market cap threshold of $1,000,000,000; and (iii) 0.25% of our fully diluted common equity upon the Company’s achievement of a market cap threshold of $2,000,000,000, in each case, to the extent the applicable market cap threshold value was not previously achieved in connection with any previous grant made under the Howard IPO Award, and subject to Mr. Howard’s continued service to the Company through each applicable award date. All such RSUs granted pursuant to the Howard IPO Award will be fully vested and the maximum number of Class B common stock issuable upon settlement of such RSUs will not exceed 1.0% of our fully diluted common equity (as described above).

On December 17, 2019, in connection with the closing of our IPO, Mr. Howard received, as the initial tranche of the Howard IPO award, an RSU award under our Class B Plan equal to 0.50% of our fully diluted common equity, or 241,831 shares of our Class B common stock, based on a valuation of the Company between $750,000 and $999,999 calculated as described above.
On February 11, 2020, Mr. Howard received an additional tranche of the Howard IPO award, an RSU award under our Class B Plan equal to 0.25% of our fully diluted common equity or 120,916 shares of our Class B common stock, upon the Company’s achievement of a market cap threshold of $1,000,000,000 calculated as described above.
On October 29, 2019, in anticipation of our IPO, our board of directors determined that it was appropriate to grant “top-off” equity awards to certain of our executives to align their interests with our shareholders and incentivize their performance by bringing their aggregate equity awards in line with the equity held by similarly-situated executives. In connection with such top-off grants, Mr. Del Preto received an award of 50,000 RSUs in respect of our Class A common stock under the 2019 Plan. Such award is scheduled to vest over four years as to 25% of the RSUs on the first anniversary of the vesting start date, with the remaining 75% of such RSUs vesting in equal monthly installments on each monthly anniversary thereafter, subject to acceleration upon certain terminations of employment following a Change in Control (as defined in the 2019 Plan), as described below in “Executive Compensation Arrangements.”
Mr. Barretto did not receive any equity awards in 2019.
On February 19, 2020, we granted our annual equity incentive awards to our executives, including our named executive officers.  In connection with such annual awards, Mr. Howard and Mr. Del Preto received 132,223 RSUs and 33,056 RSUs, respectively, and in each case, in respect of our Class A common stock under the 2019 Plan, which will vest over four years as to 25% of the RSUs on the first anniversary of the vesting start date, with the remaining 75% of such RSUs vesting in equal quarterly installments on each quarterly anniversary thereafter, subject to acceleration upon certain terminations of employment following a Change in Control (as defined in the 2019 Plan), as described below in “Executive Compensation Arrangements.”
Other Elements of Compensation
Retirement Plans
We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We match 50% of the contributions made by our employees up to 6%, with an annual per employee contribution cap of $4,500, with such matching contributions subject to four-year annual vesting commencing on the employee’s date of hire. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies. We do not maintain any defined benefit pension plans or deferred compensation plans for our named executive officers.
Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	employee assistance program;

•	accidental death and dismemberment;

•	short-term and long-term disability insurance; and

•	life insurance.
In addition, we pay concierge executive health care fees for Mr. Howard.
We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
No Tax Gross-Ups
We do not provide tax gross-ups to our employees, including our named executive officers.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of Class A common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2019.

	STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(3)
Justyn Howard	—	—	—
Ryan Barretto	—	—	—
Joe Del Preto	7/24/17(1)	95,000	1,524,750
	10/29/2019(2)	50,000	802,500
_______________

(1)
The restricted stock units vest upon both the satisfaction of a service condition and the occurrence of a liquidity event prior to the seventh anniversary of the date of grant. Upon the occurrence of our IPO the liquidity event vesting condition was satisfied. The service condition was satisfied as to 25% of the restricted stock units on the first anniversary of the vesting start date of July 24, 2017, with the remaining restricted stock units vesting in ratable monthly installments of 1/48 of the total number of restricted stock units for each additional full month of the executive’s continued service thereafter until such restricted stock units are fully vested, subject to acceleration upon certain terminations of employment following a Change in Control (as defined in the 2019 Plan), as described below in “Executive Compensation Arrangements; Joe Del Preto.”

(2)
The restricted stock units vest as to 25% of such restricted stock units on the first anniversary of the vesting start date of October 29, 2019, with the remaining restricted stock units vesting in ratable monthly installments of 1/48 of the total number of restricted stock units for each additional full month of the executive’s continued service thereafter until such restricted stock units are fully vested, subject to acceleration upon certain terminations of employment following a Change in Control (as defined in the 2019 Plan), as described below in “Executive Compensation Arrangements; Joe Del Preto.”

(3)	The amounts reported are based upon the closing sale price of our Class A common stock on December 31, 2019 of $16.05.

Executive Compensation Arrangements
In connection with our IPO, we entered into amended and restated employment agreements with our named executive officers, the principal terms of which are summarized below.
Justyn Howard
Effective November 29, 2019, we entered into an amended and restated employment agreement with Mr. Howard (the “Howard Employment Agreement”), providing for his position as President and Chief Executive Officer of the Company. The Howard Employment Agreement provides for an initial two-year term and automatically renews for successive one year periods absent 45 days’ notice of non-renewal from either party. Under the Howard

Employment Agreement, non-extension of the term by the Company constitutes a severance-eligible termination of employment.
The Howard Employment Agreement provides that Mr. Howard is entitled to a base salary of $428,000 per year, as well as an annual performance-based bonus with respect to fiscal 2019, with a target bonus equal to 25% of Mr. Howard’s base salary, as well as an annual discretionary bonus, with a target bonus equal to 25% of Mr. Howard’s base salary. With respect to fiscal 2020, Mr. Howard will be eligible to earn an annual performance-based bonus with a target opportunity of 75% of his base salary. The Howard Employment Agreement also provides for the payment of a bonus upon a change of control of the Company ranging from 0% to 1.0% of the net proceeds received by the Company’s stockholders in such change in control, depending on the gross proceeds paid or payable by the acquirer of the Company in connection with such change in control, reduced by Company debt and transaction costs (but excluding this bonus). Our IPO did not constitute a change in control for purposes of the Howard Employment Agreement. However, the Howard Employment Agreement provides that the bonus payable in connection with any change in control following a qualified public offering (as defined therein), including our IPO, will be reduced on a dollar-for-dollar basis by the value of the Howard IPO Award (as defined above) granted to Mr. Howard.
The Howard Employment Agreement also provides for a Code Section 280G “cutback” such that payments or benefits that he receives in connection with a change in control will be reduced to the extent necessary to avoid the imposition of any excise tax under Code Sections 280G and 4999 if such reduction would result in a greater after-tax payment amount to Mr. Howard.
The Howard Employment Agreement also provides that, upon and following the consummation of a qualified public offering (which occurred on December 17, 2019), Mr. Howard will be eligible to receive an award of restricted stock units under the Class B Plan covering up to 1% of the Company’s fully diluted common equity, depending on the Company’s valuation in connection with such IPO and its achievement of market capitalization thresholds thereafter. For additional information regarding the Howard IPO Award, please see “Elements of the Company’s Executive Compensation Program; Equity Compensation.”
Pursuant to the Howard Employment Agreement, in the event of Mr. Howard’s termination without Cause or for Good Reason (each as defined in the Howard Employment Agreement) or upon the Company’s election not to renew the term of the Howard Employment Agreement, in each case, prior to a change in control, Mr. Howard will be entitled to receive 12 months of base salary and, subject to Mr. Howard’s timely election under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), continued health benefits at the Company’s expense for up to 12 months. In the event of such termination following a change in control, Mr. Howard is entitled to receive 18 months of severance and, subject to his timely election under COBRA, continued health benefits at the Company’s expense for up to 18 months following termination. In the event of a qualifying termination of his employment following a change of control, Mr. Howard will also be entitled to receive an amount equal to his target bonus for the year in which termination occurs, payable in installments over the 18-month period following termination, as well as full accelerated vesting for all outstanding equity awards held by Mr. Howard as of immediately prior to such termination. Mr. Howard’s receipt of such severance benefits or payments is subject to his execution and non-revocation of a release of claims and continued compliance with the applicable restrictive covenants.
Pursuant to the Howard Employment Agreement, Mr. Howard is subject to two-year post-termination non-competition and non-solicitation of customers and employees covenants.
Ryan Barretto
On November 29, 2019, we entered into an amended and restated employment agreement with Mr. Barretto (the “Barretto Employment Agreement”), providing for his position as Senior Vice President, Global Sales of the Company. The Barretto Employment Agreement provides for an initial two-year term and automatically renews for successive one-year periods absent 45 days’ prior notice of non-renewal from either party. Under the Barretto Employment Agreement, a non-extension of the term by the Company constitutes a severance-eligible termination of employment.
The Barretto Employment Agreement provides that Mr. Barretto is entitled to a base salary of $350,000 per year, as well as a performance-based bonus targeted at 100% of his base salary.

Pursuant to the Barretto Employment Agreement, in the event of Mr. Barretto’s termination by the Company without Cause or by Mr. Barretto for Good Reason (each as defined in the Barretto Employment Agreement) or upon the Company’s election not to renew the term of the Barretto Employment Agreement, prior to a change in control, Mr. Barretto will be entitled to receive continued base salary payments for six months, payable in installments over the six-month period following such termination, and, subject to Mr. Barretto’s timely election under COBRA, continued health benefits at the Company’s expense for up to six months following termination. In the event of such qualifying termination following a change in control (as defined in the 2019 Plan), Mr. Barretto will be entitled to receive the sum of 12 months of base salary and target bonus for the year in which the date of termination occurs, payable in installments over the 12-month period following termination, full accelerated vesting for all outstanding equity awards held by the executive as of immediately prior to termination, and subject to his timely election under COBRA, continued health benefits at the Company’s expense, for up to 12 months following termination.
Mr. Barretto’s receipt of such severance benefits or payments is subject to his execution and non-revocation of a release of claims and his continued compliance with the restrictive covenants, which include 12-month post-termination non-competition and non-solicitation of customers and employees covenants.
The Barretto Employment Agreement also provides for a Code Section 280G “cutback” such that payments or benefits that he receives in connection with a change in control will be reduced to the extent necessary to avoid the imposition of any excise tax under Code Sections 280G and 4999 if such reduction would result in a greater after-tax payment amount to Mr. Barretto.
Joe Del Preto
In June 2017, we entered into an employment agreement with Mr. Del Preto, as was subsequently amended and restated effective as of February 20, 2020 (the “Del Preto Employment Agreement”), providing for his position as Chief Financial Officer and Treasurer of the Company. The Del Preto Employment Agreement provides for an initial two-year term and automatically renews for successive one-year periods absent 45 days’ prior notice of non-renewal from either party. Under the Del Preto Employment Agreement, a non-extension of the term by the Company constitutes a severance-eligible termination of employment.
Prior to the amendment and restatement, the Del Preto Employment Agreement provided that Mr. Del Preto was entitled to a base salary of $300,000 per year, which was increased to $355,000 effective November 9, 2019. The amended and restated Del Preto Employment Agreement provides that Mr. Del Preto is entitled to a base salary of $355,000, as well as a performance-based bonus targeted at 30% of his base salary.
Pursuant to the Del Preto Employment Agreement, in the event of Mr. Del Preto’s termination by the Company without Cause or by Mr. Del Preto for Good Reason (each as defined in the Del Preto Employment Agreement) or upon the Company’s election not to renew the term of the Del Preto Employment Agreement, in each case prior to a change in control, Mr. Del Preto will be entitled to receive continued base salary payments for six months, payable in installments over the six-month period following such termination, and, subject to Mr. Del Preto’s timely election under COBRA, continued health benefits at the Company’s expense for up to six months following termination. In the event of such qualifying termination following a change in control (as defined in the 2019 Plan), Mr. Del Preto will be entitled to receive the sum of 12 months of base salary and target bonus for the year in which the date of termination occurs, payable in installments over the 12-month period following termination, full accelerated vesting for all outstanding equity awards held by the executive as of immediately prior to termination, and subject to the executive’s timely election under COBRA, continued health benefits at the Company’s expense, for up to 12 months following termination.
Mr. Del Preto’s receipt of such severance benefits or payments is subject to his execution and non-revocation of a release of claims and his continued compliance with the restrictive covenants, which include 12-month post-termination non-competition and non-solicitation of customers and employees covenants.
The Del Preto Employment Agreement also provides for a Code Section 280G “cutback” such that payments or benefits that he receives in connection with a change in control will be reduced to the extent necessary to avoid the imposition of any excise tax under Code Sections 280G and 4999 if such reduction would result in a greater after-tax payment amount to Mr. Del Preto.

Incentive Arrangements
In connection with the IPO, we adopted the 2019 Plan, under which we may grant cash and equity incentive awards to eligible service providers, as well as our Class B Plan, under which we may grant awards with respect to our Class B common stock to Mr. Howard and any other eligible service providers as the plan administrator may determine.
We also maintain our 2016 Plan, which has been frozen as to new grants as of the effectiveness of the 2019 Plan, though existing awards continue to remain outstanding thereunder.

Director Compensation
The following table sets forth information regarding the compensation earned by our non-employee directors for the year ended December 31, 2019.

	Director Compensation
NAME	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(3)(4)	Total ($)
Peter Barris	2,452	(2)	—	2,452
Steven Collins	2,969		1,174,500	1,177,469
Jason Kreuziger	2,169	(2)	—	2,169
Karen Walker	3,072		1,174,500	1,177,572
_______________

(1)	Amounts reflect the cash retainer fees actually paid to our non-employee directors in 2019. Payments were prorated based on the date of our IPO.

(2)	Messrs. Barris and Kreuziger elected to have their cash retainer fees paid to New Enterprise Associates, Inc. and Goldman Sachs and Company, respectively.

(3)
Amounts reflect the full grant-date fair value of restricted stock unit awards granted during 2019 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to directors in 2019 in Note 9 to our audited consolidated financial statements included in our annual report filed on Form 10-K on February 28, 2020.

(4)	As of December 31, 2019, Mr. Collins and Ms. Walker each held a total of 77,500 outstanding RSUs.

Prior to our IPO, none of our directors were entitled to receive any compensation from us, other than Mr. Howard in respect of his employment with the Company as discussed above and Mr. Rankin in respect of his employment as our Chief Technology Officer.
However, in connection with their appointment to our board of directors in 2019, Steven Collins and Karen Walker were each granted an award of 90,000 restricted stock units under the 2016 Plan. Mr. Collins’ and Ms. Walker’s awards are scheduled to vest over the three-year period following July 16, 2019 in equal ratable installments on each of the first thirty-six monthly anniversaries of July 16, 2019 thereafter, subject to the director’s continuous service with the Company through the applicable vesting date and, in the case of Mr. Collins, the occurrence of a liquidity event (which includes a qualifying change in control of the Company or an IPO).
Non-Employee Director Compensation Policy
In connection with our IPO, we adopted a non-employee director compensation policy that is applicable to each of our non-employee directors. Pursuant to this non-employee director compensation policy, each non‑employee director will receive an annual retainer of $30,000 and the non-employee director serving as our non-executive lead director, if our board of directors appoints a non-executive lead director, will receive an additional annual retainer of $15,000 for such service. In addition, non‑employee directors serving on committees of our board of directors will receive the following additional annual fees, each earned on a quarterly basis: the chairperson of our audit committee will receive an additional annual fee of $20,000, and other members of our audit committee will receive an additional annual fee of $10,000; the chairperson of our compensation committee will receive an additional annual fee of $12,000, and other members of our compensation committee will receive an additional annual fee of $7,500; and the chairperson of our nominating and governance committee will receive an additional annual fee of $12,000, and other members of our nominating and governance committee will receive an additional annual fee of $7,500. Each non-employee director will also receive an initial restricted stock unit award with a grant date value of $240,000 on the date such director joins the board of directors (the “start date”), which shall vest as to one-third (1/3) of the total number of restricted stock units subject to such award on the first anniversary of the date of grant and as to an additional 1/36th of the total number of restricted stock units subject to such award on each monthly anniversary of the date of grant thereafter (and if there is no corresponding day, the last day of the month), subject to the non-employee director continuing in service on the board of directors through the applicable vesting date. Each director will also receive an annual restricted stock unit award with a grant date value of $160,000 (with one-time prorated awards made to directors whose start date was on a date other than an annual meeting, only with respect to the first annual meeting following the grant of such director’s award on his or her start date), which will generally vest in full on the day immediately prior to the date of our annual stockholder meeting immediately following the date of grant, subject to the non‑employee director continuing in service through such meeting date. The vesting of the restricted stock unit awards will accelerate and vest in full upon a change in control (as defined in the 2019 Plan).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock as of our Record Date, March 30, 2020 (except as otherwise indicated) reflecting:

•	each person known by us to beneficially own more than 5% of our Class A or Class B common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 40,404,324 shares of our Class A common stock and 9,945,952 shares of our Class B common stock outstanding as of March 30, 2020. Both of these share totals do not include unsettled shares. For the purpose of computing the percentage ownership of the entities and individuals in the chart directly below, we have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 30, 2020 or issuable pursuant to RSUs which are subject to vesting expected to occur within 60 days of March 30, 2020 to be outstanding and to be beneficially owned by the person holding the stock option or RSU regardless of settlement. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of all listed stockholders is 131 South Dearborn Street, Suite 700, Chicago, Illinois 60603.
The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	NUMBER OF SHARES BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER	CLASS A COMMON STOCK	%	CLASS B COMMON STOCK†	%	PERCENTAGE OF TOTAL VOTING POWER
5% or Greater Stockholders
Entities affiliated with The Goldman Sachs Group, Inc.(1)	10,378,809	25.69%	—	—	7.42%
Entities affiliated with NEA(2)	9,046,080	22.39%	—	—	6.47%
Entities affiliated with Lightbank(3)	3,130,213	7.75%	—	—	2.24%
AU Special Investments II, L.P.(4)	3,024,562	7.49%	—	—	2.16%
Named Executive Officers and Directors:
Justyn Howard(5)	1,249,531	3.09%	3,934,061	39.08%	28.77%
Aaron Rankin(6)	—	—	4,065,678	40.88%	29.07%
Ryan Barretto(7)	399,445	0.99%	—	—	*
Joe Del Preto(8)	111,491	0.28%	—	—	*
Peter Barris(9)	9,046,080	22.39%	—	—	*
Steve Collins(10)	25,000	0.06%	—	—	*
Jason Kreuziger(1)	10,378,809	25.69%	—	—	7.42%
Karen Walker(11)	25,000	0.06%	—	—	*
All current directors and executive officers (9 persons)(12)	21,290,814	52.64%	7,999,739	79.96%	72.40%

_______________

†
The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of Class A common stock.

*	Represents beneficial ownership of less than 1% of outstanding shares of our common stock.

(1)
Based in part on information contained in a Schedule 13G filed on February 14, 2020.  Consists of (i) 158,481 shares of Class A common stock held by MBD 2016, L.P. (“MBD 2016”); (ii) 379,303 shares of Class A common stock held directly by 2016 Offshore Aggregator, L.P. (“2016 Offshore Aggregator”); (iii) 641,465 shares of Class A common stock held directly by Bridge Street 2016, L.P. (“Bridge Street 2016”); (iv) 223,292 shares of Class A common stock held by Stone Street 2016, L.P. (“Stone Street 2016”) and (v) 8,976,268 shares of Class A common stock held by Broad Street Principal Investments, L.L.C. (“Broad Street Principal Investments” and, collectively with MBD 2016, 2016 Offshore Aggregator, Bridge Street 2016 and Stone Street 2016, the “GS Entities”).  The Goldman Sachs Group, Inc. and certain affiliates, including Goldman Sachs & Co. L.L.C., may be deemed to own indirectly the shares of Class A common stock that are beneficially owned directly by the GS Entities, of which The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. L.L.C. or their affiliates are the general partner, managing partner, managing member or member. Goldman Sachs & Co. L.L.C. is a direct and indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. Goldman Sachs & Co. L.L.C. is the investment manager of certain of the GS Entities. Jason Kreuziger is a Managing Director of Goldman Sachs. Each of the entities identified above and Mr. Kreuziger disclaims beneficial ownership over the shares described above, except to the extent of their pecuniary interest therein (if any). The address for each of the entities identified above and Mr. Kreuziger is 200 West Street, New York, NY 10282.

(2)
Based in part on information contained in a Schedule 13G filed on February 13, 2020. Includes (i) 9,024,700 shares of Class A Common stock held of record by New Enterprise Associates 13, L.P. (“NEA 13”) and (ii) 21,380 shares Class A Common stock held of record by NEA Ventures 2011, L.P. (“Ven 2011”). The securities directly held by NEA 13 are indirectly held by NEA Partners 13 LP (“NEA Partners 13”), the sole general partner of NEA 13, and NEA 13 GP LTD (“NEA 13 LTD”), is the sole general partner of NEA Partners 13. The individual Directors of NEA 13 LTD (collectively, the NEA 13 Directors) are Forest Baskett, Patrick J. Kerins and Scott Sandell. The securities directly held by Ven 2011 are indirectly held by Karen P. Welsh, the general partner of Ven 2011. The address for each of the entities and individuals identified above is c/o New Enterprise Associates, Inc., 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.

(3)
Based solely on information contained in a Schedule 13G filed on February 14, 2020. Consists of (i) 1,572,429 shares of Class A common stock held by Lightbank Investments 1A, LLC; (ii) 1,000,000 shares of Class A common stock held by Lightbank Investments 2, LLC and (iii) 557,784 shares of Class A common stock held by Innovation Group Investors, L.P. The address for each of the entities identified above is c/o Lightbank, LLC, 600 West Chicago Avenue, Suite 510, Chicago, IL 60654.

(4)
Based solely on information contained in a Schedule 13G filed on February 11, 2020. Consists of 3,024,562 shares of Class A common stock held by AU Special Investments II, L.P. (“AUSI II”) (the “AUSI II Shares”). As the sole general partner of AUSI II, Greenspring FF-GP IV, LLC (“GS FF-GP IV”) may be deemed to beneficially own the AUSI II Shares. As the sole member of GS FF-GP IV, Greenspring SPV IV, LLC (“GS SPV IV”) may be deemed to beneficially own the AUSI II Shares. As the sole member of GS SPV IV, Greenspring Associates, LLC (“Greenspring”) may be deemed to own beneficially the AUSI II Shares. As the directors of Greenspring, Charles Ashton Newhall and James Lim may be deemed to own beneficially the AUSI II Shares. The address for each of the entities above is c/o Greenspring, 100 Painters Mill Road, Suite 700, Owings Mills, MD 21117.

(5)
The Class B common stock reported herein consists of (i) 384,174 shares of Class B common stock; (ii) 120,916 shares of Class B common stock issuable upon settlement of RSUs which Mr. Howard has the right to acquire as of March 30, 2020; (iii) 2,793,971 shares of Class B common stock held by the JRH Revocable Trust, of which Mr. Howard serves as the sole trustee; (iv) 50,000 shares of Class B common stock held by the EEH Revocable Trust, of which Elizabeth Howard, Mr. Howard’s spouse, serves as the sole trustee; (v) 285,000 shares held by the JRH Gift Trust 2019, of which Elizabeth Howard, Mr. Howard’s spouse, serves as the sole trustee and (vi) 300,000 shares of Class B common stock held by the EEH Gift Trust 2019, of which Mr. Howard serves as the sole trustee. The Class A common stock reported herein consists of (i) 1,088,326 shares of Class A common stock held by BRJ Investments, LLC and (ii) 161,205 shares of Class A common stock held by Litani Holdings, LLC. Mr. Howard has voting power over the shares of Class A common stock held by each of BRJ Investments, LLC and Litani Holdings, LLC. Pursuant to a personal loan from a lender that is not the Company or any of its affiliates, all of the Class A common stock held by BRJ Investments, LLC is subject to a “negative pledge” under which the sale or transfer of such shares would result in such loan becoming due. Elizabeth Howard, Mr. Howard’s spouse, may be deemed to have sole voting and dispositive power with respect to the shares held by each of the EEH Revocable Trust and JRH Gift Trust 2019.

(6)
Consists of (i) 1,087,198 shares of Class B common stock held by the Aaron Edward Frederick Rankin Revocable Trust, of which Mr. Rankin serves as the sole trustee; (ii) 1,250,962 shares of Class B common stock held by the Rankin Family 2013 Trust, of which Yeming Shi Rankin, Mr. Rankin’s spouse, serves as the sole trustee; (iii) 1,641,541 shares of Class B common stock held by the Rankin Family 2013 Non-Exempt Trust, of which Yeming Shi Rankin, Mr. Rankin’s spouse, serves as the sole trustee and (iv) 85,977 shares of Class B common stock held by the Yeming Shi Rankin Revocable Trust, of which Yeming Shi Rankin, Mr. Rankin’s spouse, serves as the sole trustee. Yeming Shi Rankin, Mr. Rankin’s spouse, may be deemed to have sole voting and dispositive power with respect to the shares held by each of The Rankin Family 2013 Trust, the Rankin Family 2013 Non-Exempt Trust and the Yeming Shi Rankin Revocable Trust.

(7)	Consists 399,445 shares of Class A common stock directly held by Mr. Barretto.

(8)
Includes (i) 96,491 shares of Class A common stock directly held by Mr. Del Preto; (ii) 10,000 shares of Class A common stock issuable upon settlement of RSUs which will vest within 60 days of March 30, 2020 and (iii) 5,000 shares of Class A common stock issuable upon settlement of RSUs which have vested as of March 30, 2020.

(9)
Mr. Barris, who is one of our directors, is a Retired General Partner of New Enterprise Associates, Inc. (“NEA”).  Please see footnote 2 above. The address of Mr. Barris is c/o New Enterprise Associates, Inc., 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. Mr. Barris does not have voting or dispositive power over any of the shares directly held by entities affiliated with NEA referenced in footnote 2 above.

(10)
Includes (i) 17,500 shares of Class A common stock directly held by Mr. Collins; (ii) 5,000 shares of Class A common stock issuable upon settlement of RSUs which will vest within 60 days of March 30, 2020 and (iii) 2,500 shares of Class A common stock issuable upon settlement of RSUs which have vested as of March 30, 2020.

(11)
Includes (i) 17,500 shares of Class A common stock directly held by Ms. Walker; (ii) 5,000 shares of Class A common stock issuable upon settlement of RSUs which will vest within 60 days of March 30, 2020 and (iii) 2,500 shares of Class A common stock issuable upon settlement of RSUs which have vested as of March 30, 2020.

(12)
The Class A common stock reported herein consists of (i) 21,251,752 shares of Class A common stock held by our directors and officers; (ii) 26,041 shares of Class A common stock issuable upon settlement of RSUs which our executive officers have the right to acquire within 60 days of March 30, 2020 and (iii) 13,021 shares of Class A common stock issuable upon settlement of RSUs which our executive officers have the right to acquire as of March 30, 2020. The Class B common stock reported herein consists of (i) 7,878,823 of Class B common stock held by our executive officers and (ii) 120,916 shares of Class B common stock issuable upon settlement of RSUs which our executive officers have the right to acquire as of March 30, 2020.

RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions since the beginning of our last fiscal year to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Sixth Amended and Restated Investor Rights Agreement
In November 2019, we entered into an amendment to our Sixth Amended and Restated Investor Rights Agreement, with certain of our stockholders, which includes entities affiliated with Goldman Sachs, NEA and Lightbank, LLC (“Lightbank”), which each hold more than 5% of our outstanding capital stock (as amended, the “Investor Rights Agreement”), that went into effect upon the effectiveness of our registration statement in connection with our IPO. The Investor Rights Agreement provides these stockholders rights with respect to the registration of their shares of Class A common stock under the Securities Act. In addition, entities affiliated with Goldman Sachs also have certain information and other similar rights under the Investor Rights Agreement, including the ability to appoint an observer to our board of directors. The Investor Rights Agreement will terminate on the five-year anniversary of the closing of our IPO; however, the registration rights granted thereunder will not terminate until the seven-year anniversary of the closing of our IPO.
Sixth Amended and Restated Voting Agreement
In November 2019, we entered into an amendment to our Sixth Amended and Restated Voting Agreement, with certain of our stockholders, which includes entities affiliated with Goldman Sachs NEA and Lightbank, which each hold more than 5% of our outstanding capital stock (as amended, the “Voting Agreement”), that went into effect upon the effectiveness of our registration statement in connection with our IPO. The Voting Agreement provides that the Company shall nominate the Goldman Sachs Designee for election to the board of directors as a Class II director (so long as Goldman Sachs has not, in the aggregate, transferred more than 80% of its ownership interest in Sprout Social measured as of the date of the final prospectus for our IPO). In addition, the Company shall nominate the Goldman Sachs Designee to the compensation committee of the board of directors. The Goldman Sachs Designee is currently Jason Kreuziger. All other provisions of the Voting Agreement terminated upon the closing of our IPO.
Amended and Restated Litani Voting Agreement
In November 2019, we entered into an amended and restated voting agreement with Litani Holdings, LLC (“Litani”) and Justyn Howard (as amended and restated, the “Litani Voting Agreement”). Pursuant to the Litani Voting Agreement, Litani constitutes Mr. Howard an irrevocable proxy to vote Litani’s shares of Class A common stock in the same manner as Mr. Howard votes his shares of Class A common stock or Class B common stock, as applicable, in respect of any vote or approval of the Company’s stockholders. See “Security Ownership of Certain Beneficial Owners and Management” and footnote 5 thereto for more information. The Litani Voting Agreement will terminate on the three-year anniversary of the closing of our IPO.
Amended and Restated BRJ Voting Agreement
In November 2019, we entered into an amended and restated voting agreement with BRJ Investments, LLC (“BRJ”) and Justyn Howard (as amended and restated, the “BRJ Voting Agreement”). Pursuant to the BRJ Voting Agreement, BRJ constitutes Mr. Howard an irrevocable proxy to vote BRJ’s shares of Class A common stock in the same manner as Mr. Howard votes his shares of Class A common stock or Class B common stock, as applicable, in respect of any vote or approval of the Company’s stockholders. See “Security Ownership of Certain Beneficial Owners and Management” and footnote 5 thereto for more information. The BRJ Voting Agreement will terminate on the three-year anniversary of the closing of our IPO.

Other Transactions
Immediately prior to the closing of our IPO, we entered into exchange agreements with Justyn Howard, our President and Chief Executive Officer, Aaron Rankin, our Chief Technology Officer, and two of our other co-founders, and trusts for the benefit of such founders, their respective spouses and/or their lineal descendants (our “Co-Founders”), pursuant to which 9,803,933 shares of our then-common stock held by our Co-Founders was exchanged for an equivalent number of shares of Class B common stock.
Other than as described above, since January 1, 2019, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related person where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.

Policies and Procedures for Related Person Transactions
In connection with the consummation of our IPO, we adopted a written policy on transactions with related persons. Our audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which include material transactions, arrangements or relationships in which the Company was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest. Transactions in excess of $120,000 are presumed to be a “material transaction,” although transactions involving lower amounts may be material based on the facts and circumstances. Our related person transaction policy provides that a related person is defined as any director, executive officer, nominee for director or beneficial owner of more than 5% of any class of the Company’s voting securities, any immediate family member of the foregoing persons or any firm, corporation or other entity in which (i) any of the foregoing persons is employed as an executive officer or is a general partner, managing member or principal or (ii) any director, executive officer, nominee for director or 5% beneficial owner is employed.
Under our related persons transaction policy, the audit committee of our board of directors shall review the relevant facts and circumstances of each related person transaction (other than pre-approved transactions such as certain compensation matters and certain transactions that arise in the ordinary course of business) and either approve or disapprove of such related person transaction. In determining whether to approve or disapprove of such transaction, our audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated party, (ii) the extent of such related person’s interest in the transaction and (iii) take into account any conflicts of interest or corporate opportunity provisions outlined in our Code of Ethics and Conduct Policy. Under our policy, management must present to the audit committee each proposed related person transaction, including all relevant facts and circumstances relating thereto and also update the audit committee regarding any material changes to any approved or ratified related person transaction. Whenever feasible, such related person transaction shall not be consummated until the audit committee has approved or ratified such transaction. Management is also required to provide a status report of all then-current related person transactions at least annually at an audit committee meeting or as needed.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2019, all Section 16(a) filing requirements were satisfied on a timely basis, except for the following failures to timely file: (i) one Form 4 for Ryan Barretto (filed with the SEC on January 17, 2020) related to a tax liability for a withholding event, (ii) one Form 4 for Joe Del Preto (filed with the SEC on January 17, 2020) related to a tax liability for a withholding event and (iii) one Form 4 for Jamie Gilpin (filed with the SEC on January 17, 2020) related to a tax liability for a withholding event.

Fiscal Year 2019 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2019 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at https://investors.sproutsocial.com and are available from the SEC at its website at https://www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Sprout Social, Inc., Attention: Investor Relations, 131 South Dearborn Street, Suite 700, Chicago, Illinois 60603.

Special Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “outlook,” “intend,” “expect,” “predict,” “potential” and similar expressions, or the negative of these terms and similar expressions, as they relate to Sprout Social, our business and our management. These statements include statements about Sprout Social’s plans, objectives, strategies, financial performance and outlook, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements.
*         *         *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
Chicago, Illinois
April 16, 2020

SPROUT SOCIAL, INC.
131 S. DEARBORN ST.
SUITE 700
CHICAGO, IL 60603

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 26, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SPT2020**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 26, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D08802-P35810

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SPROUT SOCIAL, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Peter Barris	☐	☐	☐
1b. Karen Walker	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D08803-P35810

SPROUT SOCIAL, INC.
Annual Meeting of Stockholders
May 27, 2020 9:00 a.m. Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Justyn Howard (our President and Chief Executive Officer), Joe Del Preto (our Chief Financial Officer and Treasurer) and Heidi Jonas (our General Counsel and Secretary) or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A or Class B common stock of SPROUT SOCIAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on May 27, 2020, at the Annual Meeting, and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually via live audio webcast at: www.virtualshareholdermeeting.com/SPT2020.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for Proposals 1 and 2, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

Continued and to be signed on reverse side